EXHIBIT 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation of our reports included in this form 10-K/A, into the Company's previously filed Registration Statements (File No. 33-69482, File No. 33-94982 and File No. 333-12255).


ARTHUR ANDERSEN LLP


Baltimore, Maryland
April 2, 1997